                                                                    EXHIBIT 4.3


              -----------------------------------------------------

                             ALLIANCE IMAGING, INC.


                          $260,000,000 Principal Amount


              Senior Subordinated Promissory Notes Due May 2, 2001



                             NOTE PURCHASE AGREEMENT




                             Dated November 2, 1999

                                TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                               ----

SECTION 1.        PURCHASE AND SALE OF NOTE.......................................................................1
         1.1      Issue of Note...................................................................................1
         1.2      Sale and Purchase of the Note; the Closing......................................................1
         1.3      Purchaser's Representations; Source of Funds....................................................2
         1.4      Expenses........................................................................................2
         1.5      Indemnification.................................................................................3
         1.6      Contribution....................................................................................4
         1.7      Registration of Securities; etc.................................................................5
         1.8      Further Action..................................................................................5


SECTION 2.        CLOSING CONDITIONS..............................................................................5
         2.1      Opinion of Counsel..............................................................................5
         2.2      Representations and Warranties True.............................................................6
         2.3      Compliance with this Agreement..................................................................6
         2.4      Your Purchase Permitted by Applicable Laws; Legal Investment....................................6
         2.5      Conditions in Merger Agreement..................................................................6


SECTION 3.        HOLDER'S SPECIAL RIGHTS.........................................................................6
         3.1      Delivery Expenses...............................................................................7
         3.2      Issue Taxes.....................................................................................7
         3.3      Direct Payment..................................................................................7
         3.4      Lost, etc. Note.................................................................................8


SECTION 4.        REPRESENTATIONS AND WARRANTIES..................................................................8
         4.1      Organization, Standing and Qualification........................................................8
         4.2      Authorization of Agreement......................................................................9
         4.3      No Violation....................................................................................9
         4.4      No Default.....................................................................................10
         4.5      Representations and Warranties in Merger Agreement.............................................10
         4.6      Solvency.......................................................................................10
         4.7      Survival of Representations and Warranties.....................................................10


SECTION 5.        DEFINITIONS....................................................................................10


SECTION 6.        MISCELLANEOUS..................................................................................12
         6.1      Notices........................................................................................12
         6.2      Successors and Assigns.........................................................................13
         6.3      Amendment and Waiver...........................................................................13
         6.4      Counterparts...................................................................................13
         6.5      Headings.......................................................................................13
         6.6      Governing Law..................................................................................13
         6.7      Entire Agreement...............................................................................13
         6.8      Severability...................................................................................14


SCHEDULE 1.2               Company Bank Account
SCHEDULE 4.1               Organization, Standing and Qualification

ANNEX A                    FORM OF NOTE

                             ALLIANCE IMAGING, INC.
                      1065 Pacific Center Drive, Suite 200
                            Anaheim, California 92806





                                                                November 2, 1999


To the KKR 1996 Fund L.P.

Ladies and Gentlemen:

         Alliance Imaging, Inc., a Delaware corporation (the "Company") hereby agrees with you as follows:

1.       PURCHASE AND SALE OF NOTE

1.1      ISSUE OF NOTE

         On or before the Closing (as hereinafter defined), the Company will have authorized the issuance of its Senior Subordinated Promissory Note due May 2, 2001 (the "Note"), in the aggregate principal amount of $260,000,000 to be issued in the form attached hereto as Annex A.

         Capitalized terms used herein without definition shall have the meanings specified in Section 5 hereof.

1.2      SALE AND PURCHASE OF THE NOTE; THE CLOSING

         In reliance upon your representations made in Section 1.3 hereof and subject to the terms and conditions set forth herein, the Company hereby agrees to sell to you the Note at an aggregate purchase price of $260,000,000. In reliance upon the representations and warranties of the Company contained herein, and subject to the terms and conditions set forth herein, you hereby agree to purchase the Note from the Company.

         The sale and purchase of the Note shall take place at a closing (the "Closing") at the offices of Latham & Watkins, 633 West Fifth Street, Los Angeles, California at 10:00 a.m. on November 2, 1999, or such other business day on or prior to November 2, 1999, as may be agreed upon by you and the Company (the "Closing Date"). At the Closing, the Company will deliver to you the Note to be purchased by you, dated the Closing Date, against payment of the purchase price therefor by intra-bank or federal funds bank wire transfer of same day funds to such bank account as the Company shall designate at least two Business Days prior to the Closing and which is identified on Schedule 1.2 hereto.

1.3      PURCHASER'S REPRESENTATIONS; SOURCE OF FUNDS

         (a) INVESTMENT INTENTION. You represent and warrant that you are purchasing the Note solely for your own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. You agree that you will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of the Note (or solicit any offers to buy, purchase, or otherwise acquire or take a pledge of the Note), except in compliance with the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder.

         (b) LEGENDS. The Note shall bear the following legend:

                  "THIS NOTE HAS BEEN ACQUIRED BY THE HOLDER SOLELY FOR ITS OWN ACCOUNT FOR THE PURPOSE OF INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THE NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("ACT") OR STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE ACT OR AN EXEMPTION THEREFROM."

         (c) FEDERAL SECURITIES LAWS MATTERS. You represent that you are familiar with Release No. 5226 issued by the SEC under the Act, you have consulted with your counsel with regard thereto, and you are fully aware of the position of the SEC limiting the resale to the public of the Note.

         (d) COMPLIANCE WITH RULE 144. If the Note is disposed of in accordance with Rule 144 under the Act, you shall deliver to the Company, at or prior to the time of such disposition an executed copy of Form 144 (if required by Rule
144) and such other documentation as the Company may reasonably require in connection with such sale.

         (e) ABILITY TO BEAR RISK. You represent and warrant that (a) your financial situation is such that you can afford to bear the economic risk of holding the unregistered Note for an indefinite period and (b) can afford to suffer the complete loss of your investment in the Note.

         (f) ACCESS TO INFORMATION; EVALUATION OF RISKS. You represent and warrant that (a) you understand and have taken cognizance of all the risk factors related to the purchase of the Note, including those set forth in the Memorandum, (b) you have received and carefully reviewed the Memorandum and have been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the purchase of the Note and to obtain any additional information which you deem necessary to verify the accuracy of the information contained in the Memorandum and (c) your knowledge and experience in financial and business matters is such that you are capable of evaluating the risks of the investment in the Note.

1.4      EXPENSES

         The Company agrees, subject to the Closing, to pay or reimburse all expenses relating to this Agreement, including but not limited to:

         (a) the cost of preparing and reproducing this Agreement, the Note and any other documents contemplated hereby or thereby;

         (b) all reasonable out-of-pocket expenses incurred by you in connection with the transactions contemplated by this Agreement and the other documents referred to in clause (a) above, including, without limitation, travel and lodging expenses and all costs incurred in connection with your review of the Company's business and operations;

         (c) to the extent not specifically included in subparagraph (b) immediately above, the reasonable fees and other charges of your counsel, Latham & Watkins, in connection herewith;

         (d) the cost of delivering to your home office or the office of your designee, insured to your satisfaction, the Note and any other documents contemplated hereby or thereby;

         (e) all your reasonable out-of-pocket expenses (including the reasonable fees and expenses of counsel) relating to any amendment, modification, waiver, consent or preservation or enforcement of rights under this Agreement and any other documents contemplated hereby or thereby; and

         (f) all other reasonable expenses, including counsel's fees, incurred by the Company in connection with the transactions contemplated by this Agreement.

1.5      INDEMNIFICATION

         The Company (the "Indemnifying Party") hereby agrees, without limitation as to time, to indemnify you and your Agents and Affiliates (collectively, the "Indemnified Parties") against, and hold you and them harmless from, all losses, claims, damages, liabilities, costs (including the costs of preparation and reasonable attorneys' fees and expenses) (collectively, "Losses") incurred by you or them and arising out of or in connection with this Agreement or the transactions contemplated hereby or thereby (or any other document or instrument executed herewith or pursuant hereto or thereto), whether or not the transactions contemplated by this Agreement are consummated and whether or not any Indemnified Party is a formal party to any proceeding (excluding any monetary loss resulting from the resale, or other decline in value, of any Note; it being understood that such exclusion shall not prevent you from seeking indemnification or damages from the Company under any other applicable provision of the Agreement), other than to the extent, and only to the extent, that any Losses directly result from action on the part of any Indemnified Party which is finally judicially determined to constitute either gross negligence or willful misconduct. The Indemnifying Party agrees to reimburse any Indemnified Party promptly for all such Losses as they are incurred by such Indemnified Party. The obligations of the Indemnifying Party to each Indemnified Party hereunder shall be separate obligations and the Indemnifying Party's liability to any such Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder. The obligations of the Indemnifying Party under this
Section 1.5 shall survive the payment or prepayment of the Notes, at maturity, upon acceleration, redemption or otherwise, any transfer of the Note by you, and the termination of this Agreement.

         In case any action shall be brought against any Indemnified Party with respect to which indemnity may be sought against the Indemnifying Party hereunder, such Indemnified Party shall promptly notify the Indemnifying Party in writing and they shall, if they so desire, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify such Indemnifying Party shall not affect any obligation it may have to any Indemnified Party under this letter or otherwise except to the extent it is materially adversely affected by such failure. Each Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the Indemnifying Party has agreed in writing to pay such expenses; or (ii) the Indemnifying Party has failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include any Indemnified Party and such Indemnifying Party, and such Indemnified Party shall have been advised by outside counsel that there may be one or more legal defenses available to it which are inconsistent with or additional to those available to the Indemnifying Party, PROVIDED that, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel in the circumstances described in clauses (i), (ii) or (iii) above, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding; PROVIDED, HOWEVER, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the fees and expenses of more than one such firm of separate counsel (in addition to any necessary local counsel), which counsel shall be designated by such Indemnified Party. The Indemnifying Party shall not be liable for any settlement of any such action effected without its written consent (which shall not be unreasonably withheld). The Indemnifying Party agrees that it will not, without the Indemnified Party's prior consent, which shall not be unreasonably withheld, settle or compromise any pending or threatened claim, action or suit in respect of which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release of the Indemnified Parties from all liability and obligation arising therefrom.

1.6      CONTRIBUTION

         If the indemnification provided for in Section 1.5 is unavailable to any Indemnified Party in respect of any Losses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Persons, shall have an obligation to contribute to the amount paid or payable by such Persons as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, its subsidiaries and/or any other Person or Persons (other than you and the other Indemnified Parties) and you and the other Indemnified Parties in connection with the actions which resulted in such Losses as well as any other relevant equitable considerations. The amount paid or payable by any such Person as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 1.5, any legal or other fees or expenses reasonably incurred by such Person in connection with any investigation, lawsuit or legal or administrative action or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

1.7      REGISTRATION OF SECURITIES; ETC.

         (a) The Company shall maintain a register for the Note in which it shall provide for the registration and transfer of the Note.

         (b) Upon surrender for registration of transfer of the Note, the Company, at its expense, shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same type, and of a like aggregate principal amount.

         (c) Notes may be exchanged at the option of any Holder thereof for Notes of a like aggregate principal amount, but in different denominations. Whenever any Notes are so surrendered for exchange, the Company, at its expense, shall execute and deliver the Notes which the holder making the exchange is entitled to receive.

         (d) All Notes issued upon any registration of transfer or exchange of such shall be the legal and valid obligations of the Company, evidencing the same interests, and entitled to the same benefits, as Notes surrendered upon such registration of transfer or exchange.

         (e) Every Note presented or surrendered for registration of transfer or exchange shall (if so required by the Company) be duly endorsed or shall be accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by the Holder thereof or its attorney duly authorized in writing.

1.8      FURTHER ACTION

         During the period from the date hereof to the Closing Date, the Company shall use its best efforts, and shall take all action necessary or appropriate, to cause its representations and warranties contained in Section 4 hereof to be true as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of such date.

2.       CLOSING CONDITIONS

         Your obligations to purchase and pay for the Note to be delivered to you at the Closing shall be subject to the satisfaction of the following conditions on or before the Closing Date:

2.1      OPINION OF COUNSEL

         You shall have received a favorable opinion, dated the Closing Date and addressed to you, from Russell D. Phillips, Jr., Esq., the Company's General Counsel, in form and substance satisfactory to you, as to the matters covered in Sections 4.1(a) and (b), as to the Company only, 4.2 and 4.3(a)-(d), as to the Company only. In rendering such opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of the Company (copies of which shall be delivered to you) and by government officials, and upon such other documents as such counsel deem appropriate as a basis for their opinion. Such counsel may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction.

2.2      REPRESENTATIONS AND WARRANTIES TRUE

         The representations and warranties of the Company contained in Section 4 hereof shall be true at and as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, in all material respects, as if made on and as of such date.

2.3      COMPLIANCE WITH THIS AGREEMENT

         The Company shall have performed and complied with all agreements, covenants and conditions contained herein and any other document contemplated hereby or thereby which are required to be performed or complied with by the Company on or before the Closing Date.

2.4      YOUR PURCHASE PERMITTED BY APPLICABLE LAWS; LEGAL INVESTMENT

         Your purchase of and payment for the Note to be purchased by you (a) shall not be prohibited by any applicable law or governmental regulation (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System), (b) shall not subject you to any penalty or, in your reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation, and (c) shall be permitted by the laws and regulations of the jurisdictions to which you are subject.

         The Company shall have delivered to you factual certificates or other evidence requested by you, in form and substance satisfactory to you, to enable you to establish compliance with this condition.

2.5      CONDITIONS IN MERGER AGREEMENT

         All conditions precedent contained in Sections 6.1 and 6.2 of the Agreement and Plan of Merger, between Viewer Acquisition Corp. and the Company, dated as of September 13, 1999 (the "Merger Agreement"), are hereby incorporated by reference as if stated herein, and shall have, as amended from time to time, been satisfied, including the simultaneous receipt of the initial advances of funds under the Senior Bank Facility.

         Counterparts, conformed as executed, of all other documents delivered at the Closing, shall be delivered to you.

3.       HOLDER'S SPECIAL RIGHTS

         The provisions of this Section 3 (other than Section 3.3(b), shall apply, notwithstanding anything to the contrary in this Agreement, with respect to Transfer Restricted Note only.

3.1      DELIVERY EXPENSES

         If a Holder surrenders the Note to the Company for any reason, the Company agrees to pay the cost of delivering to or from such Holder's home office or to or from the office of such Holder's designee from or to the Company, as the case may be, insured to such Holder's satisfaction, the surrendered Note.

3.2      ISSUE TAXES

         The Company agrees to pay all taxes (other than taxes in the nature of income, franchise or gift taxes) in connection with the issuance, sale, delivery or transfer by the Company to the Purchaser of the Note and the execution and delivery of any other agreements and instruments contemplated thereby and any modification of the Note or such other agreements and instruments and will save you harmless without limitation as to time against any and all liabilities with respect to all such taxes. The obligations of the Company under this Section 3.2 shall survive the payment or prepayment of the Note and the termination of this Agreement.

3.3      DIRECT PAYMENT

         (a) The Company will pay or cause to be paid all amounts payable with respect to the Note (without any presentment of such Note and without any notation of such payment being made thereon) by crediting (before 11:00 a.m., New York time), by federal funds bank wire transfer to each Holder's account in any bank in the United States as may be designated and specified in writing by such Holder at least two Business Days prior thereto. Your initial bank account for this purpose is on Schedule 3.3 hereto.

         (b) Notwithstanding anything to the contrary contained in the Note, if any principal amount payable with respect to a Note is payable on a Legal Holiday, then the Company shall pay such amount on the next succeeding Business Day, and interest shall accrue on such amount until the date on which such amount is paid and payment of such accrued interest shall be made concurrently with the payment of such amount, provided that the Company may elect to pay in full (but not in part) any such amount on the last Business Day prior to the date such payment otherwise would be due, and no such additional interest shall accrue on such amount. Notwithstanding anything to the contrary contained in the Notes, if any interest payable with respect to a Note is payable on a Legal Holiday, then the Company shall pay such interest on the next succeeding Business Day, and such extension of time shall be included in the computation of the interest payment, provided that the Company may elect to pay in full (but not in part) any such interest on the last Business Day prior to the date such payment otherwise would be due, and such diminution in time shall be included in the computation of the interest payment.

3.4      LOST, ETC. NOTE

         Notwithstanding any provision to the contrary, if a Note of which the Purchaser or any other institutional Holder (or nominee thereof) which is a transferee is the owner is mutilated, destroyed, lost or stolen, then the affidavit of the Purchaser's or such Holder's treasurer or assistant treasurer (or other authorized officer), briefly setting forth the circumstances with respect to such mutilation, destruction, loss or theft, shall be accepted as satisfactory evidence thereof, and no indemnity, security or payment of charges or expenses shall be required as a condition to the execution and delivery by the Company or the transfer agent with respect to such Note, of new securities for a like aggregate principal amount or number of shares, as applicable, in substitution therefor, other than such Purchaser's or such Holder's unsecured written agreement reasonably satisfactory to indemnify the Company or the transfer agent, as the case may be.

4.       REPRESENTATIONS AND WARRANTIES

         The Company hereby represents and warrants as follows:

4.1      ORGANIZATION, STANDING AND QUALIFICATION

         (a) Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which it owns or leases property or in which the conduct of its business requires it so to qualify or be licensed, except where the failure to be so qualified or licensed would not have a Material Adverse Effect.

         (b) The Company has all requisite power and authority to enter into and perform all of its obligations under this Agreement, to issue and perform all of its obligations under the Note and to carry out the transactions contemplated hereby and thereby. Each of the Subsidiaries has all requisite power and authority to enter into and perform all its obligations under the Guarantee.

         (c) The Company has identified on Schedule 4.1 the name and jurisdiction of incorporation or organization of each of its Subsidiaries and
(ii) the percentage of the issued and outstanding capital stock and other equity interest (including rights, warrants and options to acquire, and all Note convertible into or exchangeable for, such capital stock) of each such Subsidiary owned directly or indirectly by the Company.

4.2      AUTHORIZATION OF AGREEMENT

         The Company has taken all actions necessary to authorize it to enter into and perform all of its obligations under this Agreement, to issue and perform all of its obligations under the Note and to consummate the transactions contemplated hereby and thereby. This Agreement and the Note are legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except for (a) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (b) limitations imposed by federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies.

4.3      NO VIOLATION

         Neither the execution or delivery of this Agreement nor the issuance, sale or delivery of the Note, nor the consummation of the transactions contemplated hereby and thereby, will:

         (a) violate any provision of the Charter Documents of the Company or any of its Subsidiaries;

         (b) violate any statute, law, rule or regulation or any judgment, decree, order, regulation or rule of any court or governmental authority to which the Company or any of its Subsidiaries or any of their respective properties may be subject;

         (c) permit or cause the acceleration of the maturity of any debt or obligation of the Company or any of its Subsidiaries in excess of $1,000,000 or the acceleration of which would result in a Material Adverse Effect; or

         (d) violate, or be in conflict with, or constitute a default under, or permit the termination of, or require the consent of any Person under, or result in the creation of any Lien upon any property of the Company or any of its Subsidiaries under, any mortgage, indenture, loan agreement, note, debenture or other agreement for borrowed money or any other material agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries (or their respective properties) may be bound, other than such violations, conflicts, defaults, terminations and Liens, or such failures to obtain consents, which could not reasonably be expected to result in a Material Adverse Effect.

         The Company is not in default (without giving effect to any grace or cure period or notice requirement) under any agreement for borrowed money.

4.4      NO DEFAULT

         No event has occurred or failed to occur which constitutes or would constitute a default under the Note.

4.5      REPRESENTATIONS AND WARRANTIES IN MERGER AGREEMENT

         All representations and warranties made by the Company in Article III of the Merger Agreement are incorporated by reference as if made herein, and are true and accurate in all material respects as of the date hereof.

4.6      SOLVENCY

         The Company is not, and will not be after giving effect to the issuance of the Note and the execution, delivery and performance of this Agreement and any instrument governing Indebtedness of the Company or a Subsidiary incurred as of the Closing Date, (x) insolvent or (y) left with unreasonably small capital with which to engage in its anticipated business, and the Company does not have, and will not have after giving effect to the issuance of the Note and the execution, delivery and performance of this Agreement and any instrument governing Indebtedness of the Company or a Subsidiary incurred as of the Closing Date, incurred debts beyond its ability to pay such debts as they mature.

4.7      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         All statements contained in any certificate or other document delivered to you by or on behalf of the Company pursuant to or in connection with this Agreement or the Closing shall be deemed to constitute representations and warranties under this Agreement with the same force and effect as the representations and warranties expressly set forth herein. All of the Company's representations and warranties thereunder and hereunder shall survive the execution and delivery of the same, any investigation by you and the issuance of the Note.

5.       DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         AFFILIATE: With respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether in the capacity of officer or director of such Person, through the ownership of voting Note, by agreement or otherwise.

         AGENT: Any Person authorized to act and who acts on behalf of the Purchaser with respect to the transactions contemplated by this Agreement or the Note.

         BUSINESS DAY: Any day which is not a Legal Holiday.

         CHARTER DOCUMENTS: The Articles of Organization, Articles of Incorporation or Certificate of Incorporation and Bylaws, as amended or restated (or both) to date, of the Company or any Subsidiary of the Company, as applicable.

         CLOSING: See Section 1.2.

         CLOSING DATE: See Section 1.2.

         COMPANY: Alliance Imaging, Inc., a Delaware corporation.

         EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, from time to time, and any successor statute or law thereto.

         GUARANTY: The Guaranty of the Note by the Subsidiaries of the Company annexed to the Note.

         HOLDER OR HOLDERS: Each Purchaser (so long as it holds the Note) and any other holder of the Note.

         LEGAL HOLIDAY: A Saturday, Sunday or day on which banks and trust companies in the principal place of business of the Company or in New York are not required to be open. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and interest shall accrue for the intervening period.

         LIEN: Any lien, mortgage, pledge, assignment, security interest, charge or other similar encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any other similar preferential arrangement having the practical effect of any of the foregoing.

         MATERIAL ADVERSE EFFECT: (i) Any material adverse effect whatsoever upon the validity, or enforceability of the Note, (ii) any material adverse effect on the business, assets, liabilities, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (iii) any material adverse effect on the ability of the Company to fulfill its obligations under this Agreement and the Note and any instrument governing Indebtedness of the Company or a Subsidiary incurred as of the Closing Date, or any document contemplated hereby or thereby.

         MEMORANDUM: The Confidential Memorandum prepared by Salomon Smith Barney Inc. and BT Alex. Brown Incorporated, from materials and information supplied by the Company, dated as of June 1999.

         MERGER AGREEMENT: See Section 2.5.

         NOTE: See Section 1.1.

         PERSON: An individual, partnership, corporation, trust or unincorporated organization or a government or agency or political subdivision thereof.

                  PURCHASER: KKR 1996 Fund, L.P., a Delaware limited partnership.

                  RULE 144: Rule 144 as promulgated by the Securities Exchange Commission under the Securities Act, as amended from time to time, and any successor rule or regulation thereto.

                  SEC:  The Securities and Exchange Commission.

                  SENIOR CREDIT FACILITY:  See Note.

                  SECURITIES ACT: The Securities Act of 1933, as amended from time to time, and any successor statute or law thereto.

                  SUBSIDIARY: With respect to any Person (the "parent"), any corporation, association or other business entity of which Note or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  TRANSFER RESTRICTED NOTE: Note acquired by the Purchaser directly from the Company or acquired by the holder thereof other than pursuant to an effective registration under Section 5 of the Securities Act or pursuant to Rule 144; PROVIDED that a security that has ceased to be a Transfer Restricted Security cannot thereafter become a Transfer Restricted Security.

6.       MISCELLANEOUS

6.1      NOTICES

         All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, first-class mail, telecopier, or overnight air courier guaranteeing next day delivery:

         (a) if to you at your address set forth on the signature page hereof, with a copy to Latham & Watkins, 633 W. Fifth Street, Suite 4000, Los Angeles, California 90071, Attention: Randall C. Bassett, Esq.; and

         (b) if to the Company, at 1065 Pacific Center Drive, Suite 200, Anaheim, California 92806, Attention: Chief Executive Officer or President, with copies to O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York 10112, Attention: John J. Suydam, Esq.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back if telexed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. The parties may change the addresses to which notices are to be given by giving five days' prior notice of such change in accordance herewith.

6.2      SUCCESSORS AND ASSIGNS

         This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation and without the need for an express assignment, subsequent holders of Transfer Restricted Note.

6.3      AMENDMENT AND WAIVER

         Prior to the Closing Date, this Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, PROVIDED that the same are in writing and signed by you and the Company. Thereafter, except as heretofore expressly provided otherwise, this Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by the Company and the Holders of a majority in principal amount of the Notes then outstanding; PROVIDED, HOWEVER, that any amendment, modification or supplement that (i) affects or proposes to affect the rate or time for payment of interest on any Note (including default interest) or the amount of principal or the principal maturity date of any Note or the redemption or prepayment provisions with respect thereto, (ii) makes or proposes to make any Note payable in money or property other than that stated in the Note or
(iii) makes or proposes to make any change in this Section 6.3 shall not be binding upon any Holder of any outstanding Note that has not consented thereto in writing.

6.4      COUNTERPARTS

         This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

6.5      HEADINGS

         The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

6.6      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

6.7      ENTIRE AGREEMENT

         This Agreement, together with the Note, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, together with the Note, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

6.8      SEVERABILITY

         In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of your rights and privileges shall be enforceable to the fullest extent permitted by law.

         If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and deliver such counterpart to the Company whereupon this Agreement will become binding between us in accordance with its terms.

                                    Very truly yours,

                                    ALLIANCE IMAGING, INC.



                                    By: /s/ Kenneth S. Ord
                                       ---------------------------------
                                       Name:  Kenneth S. Ord
                                       Title: Chief Financial Officer and
                                       Executive Vice President

KKR 1996 FUND, L.P.

By:      KKR Associates 1996 L.P.,
Its:     General Partner

By:      KKR 1996 GP LLC,
Its:     General Partner


         /s/ Michael W. Michelson
         ------------------------------------
         By:  Michael W. Michelson
         Its:  Member


Address: KKR 1996 Fund, L.P.
         c/o Kohlberg Kravis Roberts & Co.
         9 West 57th Street
         New York, New York 10019

Principal amount of Notes to be purchased:
         $260,000,000

                                  Schedule 1.3

                              COMPANY BANK ACCOUNT


Wire authorization instructions

To:  Bank of America
Routing and Transit No.:  121 000 358
For credit of:  Alliance Imaging, Inc.
Account No.:  1457202783
By order of:  [NAME OF SENDER]

                                  Schedule 3.3


INITIAL BANK ACCOUNT:

Morgan Guaranty Trust Co.
500 Stanton Christiana Rd.
Newark, DE 19713

ABA #031100238

FOR THE ACCOUNT OF:
KKR 1996 Fund, L.P.
Account No. 40006498